UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Hospira, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(4) Date Filed:

The following information can be accessed from the following two pages: www.hospirainvestor.com and
www.hospira.com/2011 ProxyMaterials.

Your Participation in Voting the Shares You Own is Important

IMPORTANT PROXY VOTING INFORMATION

If you hold shares of Hospira, Inc. common stock through a broker, bank, or other financial institution, you need to communicate your voting decisions — to your broker, bank, or other financial institution — before the date of the shareholder meeting, which this year is May 10, 2011, in order that your vote be counted.

Before January 1, 2010, if you did not transmit your voting instructions before a shareholder meeting, your broker was allowed to vote on your behalf in uncontested elections of directors and on other matters considered to be routine.  However, the U.S. Securities and Exchange Commission (SEC) approved a New York Stock Exchange rule that changes the manner in which voting may be done on your behalf, which took effect in 2010. As a result, your broker is not permitted to vote on your behalf in uncontested elections of directors and on other matters considered to be non-routine unless you provide specific instructions.

To ensure that you are able to participate in our upcoming 2011 shareholder meeting, please review the proxy materials and follow the instructions on the Voting Instruction Form or Proxy Card to vote your shares. If you received notice of the Internet availability of proxy materials, you will need to follow the instructions sent to you.

Your Participation in Voting the Shares You Own is Important

As a shareholder, you have the right to vote your shares on important matters that affect the company. Voting your shares is also important to ensure that our company meets the minimum quorum requirements for a shareholder meeting and avoids the need (and added expense) of having to reschedule a shareholder meeting.

As an owner of Hospira, Inc. shares, it is your legal right to vote in the election of directors and on other matters to be considered at the shareholder meeting. We encourage you to exercise your legal rights and fully participate as a shareholder in our company’s future.

How to Vote Your Shares

You can vote in a number of ways. Before you vote, however you should review the proxy materials. The proxy materials generally include a proxy statement, an annual report, and a Voting Instruction Form or Proxy Card (depending on whether you hold the shares through a broker or directly with the company). These materials will discuss, among other things, the issues on which you can vote. In addition to the issues up for a vote, the proxy materials will also describe specifically how to vote your shares.

If you are a shareholder of record as of March 14, 2011, you may vote by proxy or in person.

• To vote by proxy, you have a choice of:

•   voting over the Internet;

•   voting by telephone using a toll-free telephone number; or

•   voting by mail by requesting and completing a proxy card and mailing it in a postage-paid envelope.

• To vote over the Internet or by telephone, follow the instructions provided on your proxy card or with the Notice of Internet availability.

Shareholders of record were mailed a Notice of Internet Availability of Proxy Materials on or around March 28, 2011. Hospira employees who hold Hospira shares in the Hospira 401(k) Retirement Savings Plan or the Hospira Puerto Rico Retirement Savings Plan and other shareholders who have previously requested paper copies of these materials may receive these materials by e-mail or in paper form.

The Internet and telephone voting facilities for shareholders of record will close at 11:59 p.m., Eastern Time, on May 9, 2011. Other deadlines may apply to you if your stock is held of record by a bank, a broker or other nominee.

• To vote in person, you must actually attend the annual shareholder meeting. The materials you receive will describe what you must do to attend, as well as the time, location, and date of the meeting. However, we encourage you to vote by proxy in advance, even if you plan to attend the annual shareholder meeting.

More Information is Available

If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. You may also contact Hospira Investor Relations by calling 224.212.2711.